UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 15, 2005 (Date of earliest event reported)

MFIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-11625	04-2793022
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

30 Ossipee Road

Newton, MA  02464-9101

(Address of principal executive offices)

Telephone: (617) 969-5452

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written  communications  pursuant to Rule 425 under the  Securities  Act (17 CFR 230.425)

☐            Soliciting  material  pursuant to Rule  14a-12  under the  Exchange  Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Principal Officers/ Election of Directors, Appointment of Principal Officers.

(c)           On November 15, 2005, MFIC Corporation (the “Company”) announced that Mr. Edward T. Paslawski, a member of the Board of Directors (the “Board”) of the Company  and the chairman of its Audit Committee, informed the Company that he intends to resign as a member of the Audit Committee effective as of November 15,  2005 and to resign as a Director of the Company, including as a member of the Nominating and Corporate Governance Committee and the Compensation Committee, effective on or about December 31, 2005.

(d)           On November 15, 2005, MFIC Corporation (the “Company”) announced the appointment by the Board of Directors (the “Board”) of Eric G. Walters and George Uveges to the Board effective as of November 15, 2005. In addition to serving on the Board, both Mr. Walters and Mr. Uveges will serve on the Company’s Audit Committee and Nominating and Corporate Governance Committee.  Mr. Walters will serve as the chairman of the Company’s Audit Committee, replacing Mr. Paslawski.

Item 8.01               Other Events

On November 15, 2005, the Company issued a press release announcing the resignation of Mr. Paslawski from the Board and announcing the appointment of Mr. Walters and Mr. Uveges to the Board, each effective as of November 15, 2005.

A copy of the press release issued by the Company on November 15, 2005 is attached hereto as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits

(d)                                 The following exhibit is hereby filed as part of this Current Report on Form 8-K:

Number	Exhibit

99.1	Press release dated November 15, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2005	MFIC CORPORATION

	By:	/s/ Irwin J. Gruverman

Name: Irwin J. Gruverman

Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated November 15, 2005